Exhibit 10.2

June 17, 2018

Vintage Rodeo Parent, LLC

c/o Vintage Rodeo GP, LLC

4705 S. Apopka Vineland Road, Suite 206

Orlando, FL 32819

Attention: Brian R. Kahn

Ladies and Gentlemen:

Reference is made to the Agreement and Plan of Merger (as the same may be amended, modified or restated in accordance with the terms thereof, the “Merger Agreement”), dated as of the date hereof, by and among Rent-A-Center, Inc., a Delaware corporation (the “Company”), Vintage Rodeo Parent, LLC, a Delaware limited liability company (“you” or “Parent”), and Vintage Rodeo Acquisition, Inc., a Delaware corporation (“Merger Sub”). This letter agreement is being delivered to Parent to induce the Company to enter into the Merger Agreement. Capitalized terms used and not otherwise defined in this letter agreement shall have the meanings ascribed to such terms in the Merger Agreement.

1.       We are pleased to advise you that (a) Vintage Rodeo, L.P., a Delaware limited partnership (“Vintage”), hereby severally and not jointly, commits, conditioned upon (i) the satisfaction, or waiver by Parent, Merger Sub or the Company, as applicable, of the conditions to Parent’s, Merger Sub’s or the Company’s obligations to consummate the transactions contemplated by the Merger Agreement (the “Merger Conditions”) and (ii) the substantially concurrent Closing of the Merger in accordance with the terms and subject to the conditions set forth in the Merger Agreement, to contribute to Parent, at or prior to the Closing in accordance with the terms and subject to the conditions set forth in this letter agreement, directly or indirectly through one or more of its affiliated funds to be designated by it, (i) an aggregate amount up to US$610,000,000 (the “Cash Commitment”) in cash in immediately available funds and (ii) all of the issued and outstanding equity interests of Buddy’s Newco, LLC, a Delaware limited liability company (“Buddy’s”) (the “Buddy’s Commitment”, and when used collectively with the Cash Commitment, the “Vintage Commitment”) and (b) B. Riley Financial, Inc., a Delaware corporation (“B. Riley” and together with Vintage, the “Commitment Parties”, and each, a “Commitment Party”) hereby severally, and not jointly, commits, conditioned upon (i) the satisfaction, or waiver by Parent and Merger Sub, of all of the Merger Conditions and (ii) the substantially concurrent Closing of the Merger in accordance with the terms and subject to the conditions set forth in the Merger Agreement, including without limitation, the contribution of all of the issued and outstanding equity interests in Buddy’s to Parent, to contribute to Vintage, at or prior to the Closing, in accordance with the terms and subject to the conditions set forth in this letter agreement, directly or indirectly through one or more of its affiliated funds to be designated by it, an aggregate amount up to US$429,000,000 (the “BR Commitment”, and together with the Vintage Commitment, the “Commitments”, and each, a “Commitment”) in cash in immediately available funds, which will be contributed by Vintage to Parent as a portion of the Cash Commitment. It is understood and agreed that neither Vintage nor B. Riley shall, under any circumstances, be obligated under this letter agreement to (or be obligated to cause any other Person to) contribute to, purchase equity from or otherwise provide funds or assets to Parent or Merger Sub (or any other Person in respect of the transactions contemplated by the Merger Agreement) in an amount in excess of their respective Commitments. The amount of the Commitments may be reduced by Parent in an amount specified by Parent solely to the extent it will be possible, notwithstanding such reduction, for Parent and Merger Sub to consummate the transactions contemplated by the Merger Agreement in accordance with the terms thereof, including (without limitation) the payment of the aggregate Merger Consideration and the payment of the amounts contemplated by Section 2.04, Section 6.04 and Section 6.12 of the Merger Agreement. Parent shall not be permitted to reduce the Commitments if such reduction would adversely impact, or would reasonably be expected to result a failure of, the Debt Financing. The proceeds of the Commitments shall be used by Parent solely to satisfy its and Merger Sub’s obligations under the Merger Agreement. It is hereby agreed that any reduction in the Cash Commitment by Parent in accordance with this letter agreement will reduce the BR Commitment and Vintage Commitment on a pro rata basis. Notwithstanding anything to the contrary in this letter agreement, B. Riley reserves the right, prior to the Closing Date, to place all or a portion of the BR Commitment to other qualifying investors reasonably acceptable to Vintage; provided, however, that only funds actually provided to Vintage on or prior to the Closing Date as equity contributions by such investors shall be treated as contributions made by or on behalf of B. Riley to fulfill the BR Commitment, and B. Riley shall not otherwise be relieved of any of its obligations hereunder.

June 17, 2018

2.       Except as set forth in paragraph 4 of this letter agreement, the Commitments are solely for the benefit of Parent and are not intended (expressly or impliedly) to confer any benefits on, nor create any rights in favor of any other Person. Nothing set forth in this letter agreement contains or gives, or shall be construed to contain or to give, any Person (other than Vintage, B. Riley, Parent and the Company), including any Person acting in a representative capacity, any remedies under or by reason of, or any rights to enforce or cause Parent to enforce, the commitments set forth herein, nor shall anything in this letter agreement be construed to confer any rights, legal or equitable, in any Person other than Vintage, B. Riley, Parent and the Company.

3.       Each Commitment Party’s several, and not joint, obligation to fund its respective Commitment will terminate and expire on the earliest to occur of (a) the valid termination of the Merger Agreement in accordance with the terms thereof, (b) the date as of which Vintage or its Affiliates assigns to Parent an amount of funds and equity interests of Buddy’s equal to the Vintage Commitment in accordance with and in full satisfaction of its obligations under the terms hereof, to the extent not revoked, rescinded or terminated, (c) with respect to B. Riley, the date on which B. Riley or its Affiliates assigns to Vintage an amount of funds equal to the BR Commitment, (d) the date on which any claim is brought by the Company under, or any legal action, suit or proceeding is brought by the Company with respect to the Limited Guarantee (as defined below), B. Riley (in its capacity as BR Guarantor (as defined in the Limited Guarantee)), Vintage RTO, L.P., a Delaware limited partnership (the “VRTO Guarantor”), or any Guarantor Affiliate (as defined in the Limited Guarantee) or (e) the date on which any other claim is brought under, or legal action, suit or proceeding is initiated against Vintage or any Affiliate thereof, the B. Riley or any Affiliate thereof, the VRTO Guarantor (including in its capacity as the Buddy’s Equityholder (as defined below)) or any Affiliate thereof in connection with this letter, the Limited Guarantee, the Merger Agreement, the Buddy’s Contribution Agreement (as defined below) or any transaction contemplated hereby or thereby or otherwise relating thereto, other than a claim for specific performance under and in accordance with the contribution agreement (the “Buddy’s Contribution Agreement”) to be entered into between the VRTO Guarantor as the Buddy’s Equityholder (the “Buddy’s Equityholder”), Parent and Vintage (a “Buddy’s Contribution Claim”) or a claim for specific performance under and in accordance with the terms of the Merger Agreement or this letter agreement) (such earliest date, the “Commitment Expiration Date”). From and after the Commitment Expiration Date, none of Vintage, B. Riley, VRTO Guarantor (including in its capacity as the Buddy’s Equityholder), any former, current and future equityholders, controlling persons, directors, officers, employees, agents, advisors, Affiliates, members, managers, general or limited partners or assignees of Vintage, B. Riley, the VRTO Guarantor (including in its capacity as the Buddy’s Equityholder), or any Non-Recourse Parent Party (as defined below) shall have any further liability or obligation to any Person hereunder.

June 17, 2018

4.       This letter agreement shall inure to the benefit of and be binding upon Parent, Vintage, B. Riley and their respective successors and permitted assigns. Each Commitment Party severally, and not jointly, acknowledges that the Company is an express third party beneficiary hereof, entitled to specifically enforce the several, and not joint, obligations of each Commitment Party, against such Commitment Party, to the full extent hereof in connection with the Company’s exercise of its specific performance rights under Section 9.08 of the Merger Agreement and, in connection therewith, the Company has the right to seek specific performance or equitable relief to cause Parent and Merger Sub to cause, or to directly cause, each Commitment Party to severally, and not jointly, fund, directly or indirectly, its respective Commitment, as, and only to the extent permitted by, this letter agreement, in each case, when all of the conditions to funding such Commitment set forth herein have been satisfied and as otherwise contemplated by the exercise of the Company’s rights under Section 9.08 of the Merger Agreement, and the Company shall have no other rights or remedies hereunder. Each Commitment Party accordingly, subject to Section 9.08 of the Merger Agreement, severally, and not jointly, agrees not to oppose the granting of an injunction, specific performance or other equitable relief on the basis that the Company has an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity. Each Commitment Party further severally, and not jointly, agrees that the Company shall not be required to post a bond or undertaking in connection with such order or injunction sought in accordance with the Company’s specific performance rights under Section 9.08 of the Merger Agreement or this letter agreement. Each Commitment Party severally, and not jointly, acknowledges and agrees that (a) Parent is delivering a copy of this letter agreement to the Company and that the Company is relying on the several, and not joint, obligations and commitments of the Commitment Parties hereunder in connection with the Company’s decision to enter into and consummate the transactions contemplated by the Merger Agreement, (b) the provisions set forth in Section 8.03(c) of the Merger Agreement and the Limited Guarantee (as defined below) (i) are not intended to and do not adequately compensate for the harm that would result from a breach of the Merger Agreement or a breach of such Commitment Party’s several, and not joint, obligations to fund its respective Commitment in accordance with the terms of this letter agreement and (ii) shall not be construed to diminish or otherwise impair in any respect the Company’s right to specific enforcement, to cause Parent and Merger Sub to cause, or to directly cause, such Commitment Party to severally, and not jointly, fund, directly or indirectly, its respective Commitment under this letter agreement, and to cause Parent and Merger Sub to consummate the transactions contemplated by the Merger Agreement under Section 9.08 of the Merger Agreement and (c) the right of specific performance under this letter agreement and Section 9.08 of the Merger Agreement are an integral part of the transactions contemplated by the Merger Agreement and without those rights, the Company would not have entered into the Merger Agreement. For the avoidance of doubt, the remedies available to the Company under Section 9.08 of the Merger Agreement and this letter agreement shall be in addition to any other remedy to which the Company is entitled, and the election to pursue any injunction or specific performance under the Merger Agreement and/or this letter agreement shall not restrict, impair or otherwise limit the Company from, in the alternative, terminating the Merger Agreement and collecting any amounts owed under the Guaranteed Obligations, as applicable; provided, that under no circumstances shall the Company be permitted or entitled to receive both (x) a grant of specific performance under Section 9.08 of the Merger Agreement and/or this letter agreement and (y) payment of the Parent Termination Fee and/or money damages. Except for the rights of the Company set forth in this paragraph, nothing in this letter agreement, express or implied, is intended to confer upon any Person other than Parent, Merger Sub, Vintage, B. Riley and the Company any rights or remedies under, or by reason of, or any rights to enforce or cause Parent to enforce, the Commitments or any provisions of this letter agreement or to confer upon any Person any rights or remedies against any Person other than Vintage or B. Riley under or by reason of this letter agreement. Without limiting the foregoing, no Person other than Parent or the Company, but in the case of the Company, only on the terms, and subject to the limitations, set forth in this paragraph and Section 9.08 of the Merger Agreement) shall have any right to specifically enforce this letter agreement or to cause Parent to specifically enforce this letter agreement.

June 17, 2018

5.       Each Commitment Party shall be liable solely in respect of its own respective Commitment on a several, and not joint, basis with each other Commitment Party. None of Vintage, B. Riley, Parent or the Company may assign their respective rights, interests or obligations hereunder to any other Person (except by operation of law) without the prior written consent of the Company (in the case of an assignment by Vintage, B. Riley or Parent) or Vintage and B. Riley (in the case of an assignment by the Company), and any attempted assignment without such required consents shall be null and void and of no force or effect; provided, however, that each Commitment Party reserves the right, prior to or after execution of definitive documentation for the financing transactions contemplated hereby, to assign any portion of its respective Commitment to one or more of its Affiliates or financing sources or other investors, and only upon the actual funding of such assigned portion of the Commitment to Parent (or in the case of the B. Riley Commitment, to Vintage) in accordance with this letter agreement effective upon the Closing. A Commitment Party shall have no further obligation to Parent (or any other person) with respect to such funded assigned portion. Notwithstanding the foregoing, each Commitment Party severally, and not jointly, acknowledges and agrees that, except to the extent otherwise agreed in writing by the Company, any such assignment shall not relieve such Commitment Party of its obligation to invest the full amount of its respective Commitment. Subject to the foregoing, all of the terms and provisions of this letter agreement shall inure to the benefit of and be binding upon the parties hereto and the Company and their respective successors and permitted assigns.

June 17, 2018

6.       Concurrently with the execution and delivery of this letter agreement, (a) B. Riley and the VRTO Guarantor, are executing and delivering to the Company a Limited Guarantee, dated as of the date hereof (the “Limited Guarantee”), in favor of the Company in respect of certain of Parent’s and Merger Sub’s obligations under the Merger Agreement, in each case pursuant to the terms and conditions of, and subject to the limitations of, the Merger Agreement and the Limited Guarantee and (b) the Buddy’s Equityholder, Parent and Vintage are entering into the Buddy’s Contribution Agreement, of which the Company is an express third party beneficiary. The Company’s remedies against B. Riley and the VRTO Guarantor under the Limited Guarantee, the Company’s remedies against the Buddy’s Equityholder under the Buddy’s Contribution Agreement, the Company’s rights to specific performance under this letter agreement and the Company’s remedies against Parent and Merger Sub under the Merger Agreement shall be, and are intended to be, the sole and exclusive remedies available to the Company or any of its Affiliates against (i) Vintage, B. Riley (including in its capacity as the BR Guarantor), Parent or Merger Sub, (ii) the VTRO Guarantor (including in its capacity as the Buddy’s Equityholder) and (iii) any former, current or future equityholders, controlling persons, directors, officers, employees, agents, advisors, Affiliates, members, managers, general or limited partners, or assignees of Vintage, B. Riley (including in its capacity as BR Guarantor), Parent, Merger Sub, the VRTO Guarantor (including in its capacity as the Buddy’s Equityholder) or any former, current or future equityholder, controlling person, director, officer, employee, agent, advisor, Affiliate, member, manager, general or limited partner or assignee (other than a permitted assignee of a Commitment hereunder) of any of the foregoing (other than the Buddy’s Equityholder under the Buddy’s Contribution Agreement, the BR Guarantor and the VRTO Guarantor pursuant and subject to the terms of the Limited Guarantee, Vintage and B. Riley pursuant to and subject to the terms of this letter agreement, and Parent and Merger Sub pursuant to and subject to the terms of the Merger Agreement) (those persons and entities described in clause (iii), excluding Vintage, B. Riley (including its capacity as BR Guarantor) Parent, Merger Sub, the VRTO Guarantor (including in its capacity as the Buddy’s Equityholder), each being referred to as a “Non-Recourse Parent Party”) in respect of any liabilities or obligations arising under, or in connection with, this letter agreement or the Merger Agreement or any of the transactions contemplated hereby or thereby, including in the event Parent or Merger Sub breaches its obligations under the Merger Agreement, whether or not Parent’s or Merger Sub’s breach is caused by a Commitment Party’s breach of its obligations under this letter agreement. Under no circumstance shall Vintage be deemed to be a Non-Recourse Parent Party. Notwithstanding anything to the contrary set forth in this paragraph or in the Limited Guarantee, the Company, as the express third party beneficiary hereunder on the terms, and subject to the conditions, set forth in paragraph 4 of this letter agreement, may cause Parent and Merger Sub to, or to directly, cause the Commitments to be funded as, and only to the extent, permitted by the exercise of the Company’s rights under Section 9.08 of the Merger Agreement or on the terms, and subject to the conditions of paragraphs 1 and 3 of this letter agreement. Notwithstanding anything to the contrary contained herein or in the Limited Guarantee, under no circumstance shall the Company be permitted or entitled to receive both (x) a grant of specific performance and (y) the Parent Termination Fee and/or any money damages.

June 17, 2018

7.       This letter agreement, the Merger Agreement, the Limited Guarantee and the Buddy’s Contribution Agreement reflect the entire understanding of the parties with respect to the subject matter hereof and shall not be contradicted or qualified by any other, and supersedes each other, agreement, oral or written, before the date hereof. This letter agreement may not be waived, amended or modified except by an instrument in writing signed by each of the parties hereto and the Company. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. The waiver by any of the parties hereto of a breach of or a default under any of the provisions of this letter agreement or a failure to or delay in exercising any right or privilege hereunder, shall not be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. No failure or delay by any party or the Company in exercising any right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Neither this letter agreement nor the Commitments shall be effective unless there has been prior or concurrent execution and delivery of the Merger Agreement by each of the parties thereto.

8.       Notwithstanding anything that may be expressed or implied in this letter, or any document or instrument delivered in connection herewith, and notwithstanding the fact that Vintage is a partnership, each of Parent and the Company, by its acceptance, directly or indirectly, of the benefits of this letter, covenants, agrees and acknowledges that no Person other than the undersigned shall have any obligation hereunder and that no recourse hereunder, under the Merger Agreement or under any documents or instruments delivered in connection herewith or therewith shall be had against any Non-Recourse Parent Party, whether by or through attempted piercing of the corporate veil, or by or through a claim by or on behalf of the Parent or Company against any Non-Recourse Parent Party, whether by the enforcement of any judgment or assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, or otherwise, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any Non-Recourse Parent Party in connection with this letter, the Merger Agreement or any documents or instrument delivered in connection herewith or for any claim based on, in respect of, or by reason of the obligations of a Commitment Party or their creation, through Parent, Merger Sub or otherwise.

9.       This letter agreement shall be treated as confidential and is being provided to Parent and the Company solely in connection with their execution of the Merger Agreement. This letter agreement may not be used, circulated, quoted or otherwise referred to in any document, except with the prior written consent of the undersigned or as required by applicable law. Without limiting the foregoing, the Company or B. Riley may disclose this letter agreement (a) to the extent required by applicable law or the applicable rules of any national securities exchange or required (or requested by the U.S. Securities and Exchange Commission (the “SEC”)) in connection with any SEC filings relating to the Merger, this letter agreement or the transactions contemplated in the Merger Agreement, (b) in any filing or information required or desirable to be filed in connection with compliance the HSR Act or any other applicable Antitrust Laws, (c) by interrogatory, subpoena, civil investigative demand or similar process or (d) in connection with enforcing this letter agreement.

June 17, 2018

10.       This letter agreement and any action (whether at law, in contract or in tort) that may be directly or indirectly based upon, relating to, or arising out of this letter agreement, or the negotiation, execution or performance hereof, shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Subject to paragraph 11 below, in any action or proceeding arising out of or relating to the Commitments, this letter agreement or any of the transactions contemplated by this letter agreement: (a) each of the parties hereto irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Chancery Court of the State of Delaware and any state appellate court therefrom or, if such court lacks subject matter jurisdiction, the United States District Court sitting in the State of Delaware (it being agreed that the consents to jurisdiction and venue set forth in this paragraph 10 shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto); and (b) each of the parties hereto irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which (i) Parent is to receive notice in accordance with the Merger Agreement, in the case of service of process against Parent, and (ii) B. Riley (in its capacity as the BR Guarantor) and the VRTO Guarantor are to receive notice in accordance with Section 12 of each of the Limited Guarantee, in the case of service of process against such Guarantors. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment.

11.       EACH PARTY TO THIS LETTER AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE, AND ENFORCEMENT HEREOF.

June 17, 2018

12.       Each party to this letter agreement hereby represents and warrants with respect to itself to the other party that: (a) it is duly organized and validly existing under the laws of its jurisdiction of organization, (b) it has all corporate, limited liability company, limited partnership or similar partnership power and authority to execute, deliver and perform this letter agreement, (c) the execution, delivery and performance of this letter agreement by it has been duly and validly authorized and approved by all necessary corporate, limited liability company, limited partnership or similar action, and no other proceedings or actions on its part are necessary therefor, (d) this letter agreement has been duly and validly executed and delivered by it and constitutes a valid and legally binding obligation of it, enforceable against it in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors, (e) the execution, delivery and performance by it of this letter agreement do not and will not (i) violate its organizational documents, (ii) violate any applicable law or order, or (iii) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation, any contract to which it is a party, in any case, for which the violation, default or right would be reasonably likely to prevent or materially impede, interfere with, hinder or delay the consummation by it of the transactions contemplated by this letter agreement on a timely basis, and (f) except as may be required in respect of filings contemplated by the Merger Agreement under the HSR Act or any foreign Antitrust Laws, all approvals of, filings with and notifications to, any Governmental Entity or other Person necessary for the due execution, delivery and performance of this letter agreement by it have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any Governmental Entity or other Person is required in connection with the execution, delivery or performance by it of this letter agreement. In addition, (x) each Commitment Party severally, and not jointly, represents and warrants to Parent that it has the financial capacity to pay and perform all of its obligations under this letter agreement for as long as this letter agreement and its respective Commitment hereunder shall remain in effect, (y) each Commitment Party severally, and not jointly represents and warrants to Parent that it has sufficient capital through available cash and its right to mandatorily call capital from its limited partners equal to or in excess of its respective Commitment for as long as this letter agreement and its respective Commitment hereunder shall remain in effect, and (z) each Commitment Party severally, and not jointly, represents and warrants to Parent that it has received a copy of the Merger Agreement, and such other documents and information as it has deemed appropriate to make its own legal analysis and investment decision to enter into this letter agreement. Each Commitment Party severally, and not jointly, covenants and agrees that it will not take any action or omit to take any action that would or would reasonably be expected to cause or result in any of the foregoing representations and warranties to become untrue. Furthermore, each Commitment Party severally, and not jointly, covenants and agrees that in the event that such Commitment Party is required to make payments pursuant to the terms of this letter agreement, it will deploy its available cash. Vintage further covenants and agrees that in the event Vintage is required to make payments pursuant to the terms of this letter agreement, Vintage will issue a capital call to its limited partners (which capital call shall be conducted in a timely manner) in such amounts and at such times as necessary to fulfill its obligations under the terms of this letter agreement, and use commercially reasonable efforts to enforce any and all rights Vintage has under its subscription agreements (and related documentation) with its limited partners to obtain the capital committed by such limited partners to Vintage, it being understood and agreed that B. Riley shall not, under any circumstances, be obligated to contribute to, purchase equity from or otherwise provide funds or assets, pursuant to its subscription agreement (and related documentation) to Vintage in an amount in excess of the BR Commitment. All representations, warranties, covenants and agreements of each Commitment Party contained herein shall survive the execution and delivery of this letter agreement and shall be deemed made continuously, and shall continue in full force and effect, until the Commitment Expiration Date.

June 17, 2018

13.       Each party acknowledges and agrees that (a) this letter agreement is not intended to, and does not, create any agency, partnership, fiduciary or joint venture relationship between or among any of the parties hereto and neither this letter agreement nor the Limited Guarantee nor the Buddy’s Contribution Agreement shall be construed to suggest otherwise and (b) the obligations of Vintage and B. Riley under this letter agreement are solely contractual in nature.

14.       If any term or other provision of this letter agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this letter agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto; provided, however, that this letter agreement may not be enforced without giving effect to the provisions of paragraphs 6 and 9 of this letter agreement. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this letter agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

15.       This letter agreement may be signed in two or more counterparts (including by facsimile or by email with .pdf attachments), any one of which need not contain the signature of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

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If you are in agreement with the terms of this letter agreement, please forward an executed copy of this letter agreement to the undersigned. We appreciate the opportunity to work with you on this transaction.

Yours sincerely,

VINTAGE RODEO, L.P.

By:	Vintage Rodeo GP, LLC, acting in its capacity as general partner

By:	/s/ Brian R. Kahn
Name: Brian R. Kahn
Its: Manager

B. RILEY FINANCIAL, INC.

By:	/s/ Bryant Riley
Name: Bryant Riley
Title: Chief Executive Officer

Accepted and agreed to as of the date first above written:

VINTAGE RODEO PARENT, LLC

By:	/s/Brian Kahn
Name: Brian Kahn
Title: Manager